$950,954                                                        MARCH 25, 1998


                          NON-RECOURSE PROMISSORY NOTE


     FOR VALUE RECEIVED, DAVID N. PIERCE, an individual ("Maker"), promises to pay to FX ENERGY, INC., a Nevada corporation with its mailing address at 3006 Highland Drive, Suite 206, Salt Lake City, Utah 84106, facsimile number (801) 486-5575 ("Payee"), the principal amount of up to Nine Hundred Fifty Thousand, Nine Hundred Fifty-Four Dollars ($950,954.00), consisting of amounts advanced to date plus additional amounts as the same shall from time to time be advanced by Payee to Maker in accordance with the terms of the Memorandum of Understanding between Maker and Payee dated March 25, 1998 (the "Accommodation Loan") and set forth in the following schedule:

         DATE                   AMOUNT
       --------               ----------
       Advanced               $  200,000
       Advanced                  125,000
       Advanced                    3,255
       Advanced                   14,500
        4/15/98                  213,926
        6/15/98                   49,160
        9/15/98                   49,160
        1/15/99                   49,160
        4/15/99                  246,793
                              ----------
                              $  608,199

together with interest on the unpaid principal balance at 7.7% per annum, due and payable at the times and in the manner hereinafter provided, but in any event on or before December 31, 1999.

     Payee may, at any time after results are released respecting the two Apache Corp. wells to be spudded by June 30, 1998, in Poland or the first commercially successful well in which Payee participates in Poland, whichever occurs first, which shall in no event extend beyond Dec. 31, 1998 (the "Lockup Period"), demand payment in full of the principal and interest on the Accommodation Loan. Within 45 days after such demand, Maker shall either (i) repay in cash the principal and interest due hereunder, (ii) tender that number of shares of Payee Common Stock which, at the average bid price for the five trading days preceding such tender, would satisfy the principal and interest due hereunder in full,
(iii) or tender 128,943 shares of Payee common stock in full satisfaction of the full amount of principal and interest due hereunder.

     Maker reserves the right to prepay this Note in whole or in part at any time, or from time to time, without notice, premium, charge, or penalty, by paying cash or by tendering shares of Common Stock which, at the average bid price for the five trading days preceding such tender, would satisfy the principal and interest due hereunder in full.

     Payments of principal and interest shall be made to the above-named Payee at its mailing address or at such other address as the Payee or other holder hereof may from time to time designate in writing.

     Every Maker, endorser, and guarantor of this Note, or the obligation represented hereby, waives presentment, demand, notice, protest, notice of protest, or enforcement of this Note, assents to any extensions or postponements of the time of payment or any other indulgence and to the addition to release of any other party or person primarily or secondarily liable. None of the rights and remedies of the Payee hereunder are to be waived or affected by failure or delay to exercise them. All remedies of the Payee hereunder are to be waived or affected by failure or delay to exercise them. All remedies conferred on the Payee of this Note shall be cumulative and none is exclusive. Such remedies may be exercised concurrently or consecutively at the Payee's option.

     If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by the Payee hereof, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by the Payee hereof in so doing.

     This Note shall be governed by and construed in accordance with the laws of the state of Utah.

     This Note is secured by the non-recourse pledge of up to 128,943 shares of Common Stock of Payee.


                              /s/ David N. Pierce